Exhibit 10.25

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT  AGREEMENT  ("Agreement") is made and entered into on January 3,
2000,  by  and  between  William  L.  Heyward,   M.D.,  a  resident  of  Georgia
("Heyward"), and VaxGen, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS,   the  Company  desires  to  employ  Heyward  as  Vice  President,
International Clinical Research, and Heyward desires to be so employed;

     WHEREAS, the Company and Heyward desire to set forth in writing the terms of their agreement with respect to Heyward's employment with the Company;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

1. Employment. The Company hereby employs Heyward as its Vice President, International Clinical Research, and Heyward hereby accepts such employment upon the terms and conditions set forth in this Agreement.

2. Term. Heyward's employment will begin on January 3, 2000, and will continue for an initial term of four years ending December 31, 2003. Thereafter, Heyward's employment will be automatically renewed for successive one-year terms, unless notice of termination is given by either party to the other at least thirty days before the expiration of the then current term.

3. Duties. Heyward will perform such executive and administrative duties consistent with his position as Vice President, International Clinical Research, of the Company as are reasonably assigned to him by the Board and will be given such executive and administrative powers and authority as may be needed to carry out those duties. Heyward shall report directly to John G. Curd, M.D., Senior Vice President, Medical Affairs and Regulatory. Heyward will be responsible for: the medical and scientific supervision of the Thailand vaccine studies working in partnership with the VaxGen clinical operations personnel in Thailand to influence and/or supervise personnel as needed; establishing collaborative relationships with appropriate researchers and institutions to conduct vaccine studies in other developing countries according the Company's business plan; maintaining communication with appropriate national and international public health organizations, which will include arranging appropriate meetings, presenting at appropriate national and international symposia, and participating in international meetings where AIDS vaccines will be discussed; and working closely with the Company in estimating market size, and developing delivery strategies and funding mechanisms for HIV vaccines for the less developed world. The Company will make reasonable accommodation to provide Heyward the



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necessary equipment to support a home office in his Georgia home as are required for the performance of these duties.

4. Compensation. The Company will pay Heyward an annual base salary of $175,000 for the first year of employment. Heyward's annual base salary will be payable semi-monthly. Heyward will have the opportunity for an annual bonus of up to 20% of annual salary, such bonus to be determined solely by the Board of Directors. Heyward's salary and bonus will be considered annually for potential increase by the Compensation Committee of the Board of Directors. As further compensation, the Company will pay Heyward a signing bonus of $15,000 upon the first day of his employment.

5.   Stock Options.

     (a) Initial Stock Option Grant: Heyward shall receive incentive and non-qualified options to purchase a total of 50,000 shares of Common Stock of VaxGen (with as many shares allocated to an incentive stock option as is permissible under applicable laws). The exercise price will be determined at the first Board of Directors meeting in the year 2000. The stock options will be administered according to the VaxGen Stock Option Plan and shall vest over time as indicated in the Stock Option Plan. Heyward will be eligible to receive an option to purchase an additional 25,000 shares of Common Stock of VaxGen upon completion of the enrollment phase in the Thailand study program (VAX003). The options shall accelerate in full immediately upon occurrence of any of the following events: (i) Change of Control (as defined below) of VaxGen, or (ii) termination of Heyward's employment without cause or by Heyward for Good Reason (as defined below). Upon an occurrence of event described in (ii) above, the right to exercise all nonqualified stock options shall be extended to one year from the date of termination.

     (b) Change of Control. In the event the Company undergoes a change of control (a "Change of Control") by virtue of (a) its sale or exchange of stock (resulting in a shareholder of the Company holding less than 50% or more of its outstanding equity and underlying options and warrants) in a transaction or series of transactions occurring in any 12 month period, and/or (b) Genentech increases its holding in the Company to a level of 50% or more of the Company's outstanding equity, underlying options and warrants in a transaction or series of transactions, Heyward shall receive a one time bonus of 12,500 shares of common stock.

6. Expenses. The Company will reimburse Heyward for travel, entertainment and other expenses reasonably incurred by him in connection with his employment under this Agreement upon presentation of appropriate vouchers or receipts.

7. Benefits. Heyward shall have the right, on the same basis as other members of senior management of Company, to participate in and to receive benefits under any of


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Company's  employee  benefit  plans,  in effect from time to time.  In addition,
Heyward  shall be entitled to the benefits  afforded to other  members of senior
management   under  Company's  paid  time  off,  holiday  and  business  expense reimbursement policies.

8. Early Termination of Employment. Employment under this Agreement will terminate prior to expiration of the term upon any of the following:

     (a)  Death.  Heyward's employment hereunder shall terminate upon his death.

     (b) Disability. The Company may terminate Heyward's employment hereunder if he has been unable to perform his duties hereunder for a period of six consecutive months and if he has not resumed on a full-time basis the performance of such duties within thirty days after written notice from the Company of its intent to terminate his employment due to disability.

     (c) Cause. The Company may terminate Heyward's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" means (i) willful and repeated failure by Heyward to perform his duties hereunder which is not remedied within thirty days after written notice from the Company, (ii) conviction of Heyward for a felony, or
          (iii) Heyward's dishonesty that is demonstrably and materially injurious to the Company.

     (d) Termination by Heyward. Heyward may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean (i) the Company substantially reducing Heyward's duties, position, authority or responsibility hereunder and not reinstating the same within thirty days after written notice from Heyward, or (ii) breach by the Company of its obligations this Agreement if not remedied within thirty days after written notice from Heyward.

9.   Benefits Upon Termination.

     (a) Voluntary Termination, Termination for Cause for Due to Death or Disability. In the event Heyward's voluntary termination from employment with Company or termination of Heyward's employment as a result of his death or disability or for Cause, Heyward shall be entitled to no compensation or benefits from Company other than those earned under paragraph 5 above through the date of his termination or in the case of any stock options, vested through the date of his termination.

     (b) Termination Without Cause or for Good Reason. If Heyward's employment is terminated by Company for any reason other than for cause or by Heyward for Good Reason, Heyward shall be entitled to the following separation benefits:


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         (i)   all accrued  compensation  (including pro-rated target bonus) and benefits through the date of termination;

         (ii) continued payment of Heyward's salary at his Base Salary rate, less applicable withholding, for twelve (12) months following his termination; and

         (iii) acceleration of vesting of his options as provided in paragraph 5 above.

10.  Restrictive Covenants.

     (a) Confidential Information. Heyward acknowledges that, during the course of his employment with the Company, he will have access to confidential information and biological materials not generally known outside the Company (whether conceived or developed by Heyward or others) and confidential information and biological materials entrusted to the Company by third parties, including, without limitation, trade secrets, techniques, formulae, biological materials, marketing and other business plans, data, strategies and forecasts (collectively, "Confidential Information"). Any Confidential Information conceived or developed by Heyward during employment will be the exclusive property of the Company. Except as may be necessary in connection with the Company's business, Heyward will not (during or after his employment with the Company) disclose Confidential Information to any third person, firm or entity or use Confidential Information for his own purposes or for the benefit or any third person, firm or entity. In his work for the Company, Heyward will refrain from unauthorized use or disclosure of information and biological materials owned by former employers or other third parties.

     (b) Inventions. Heyward will promptly disclose to the Company any discoveries, inventions, formulae and techniques, whether or not patentable, made, conceived or first reduced to practice by him, either alone or together with others, during his employment with the Company (collectively, the "Inventions"). Heyward hereby assigns to the Company all of his right, title and interest in and to any Inventions. Heyward will execute such documents and take such other actions as may be reasonably requested by the Company (at the Company's expense) to enable the Company to apply for, obtain, maintain and enforce patents on any of the Inventions or to facilitate the transfer or assignment of any of the Company's rights with respect to the Inventions and patents.

     (c) Company Documents. Upon the termination of his employment, Heyward will deliver to the Company all documents and other tangible property




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          containing  Confidential  Information which are then in his possession or control.

     (d)  Covenant  Not  to  Compete.   Heyward  acknowledges  that  his  duties
          hereunder and the services he will provide to the Company are of a special, unique, unusual and extraordinary character, which gives this Agreement particular value to the Company, and that it would be difficult to employ any individual or individuals to replace Heyward in the performance of such duties and services. Therefore, during employment and for a period of one year after the termination of his employment with the Company, Heyward will not, directly or indirectly, enter into, organize, control, engage in, be employed by, serve as a consultant to, be an officer or director of or have any direct or indirect investment in any business, person, partnership, association, firm or corporation engaged in any business activity (including, but not limited to, research, development, manufacturing, selling, leasing, licensing or providing services) which is competitive with the business and/or scientific activities that the Company is developing or exploiting during Heyward's employment with the Company. Nothing contained in this Agreement shall be construed to prevent Heyward from owning at any time, directly or indirectly, as much as 5% of any class of equity securities issued by any corporation or other entity which are publicly traded and registered under the Securities and Exchange Act of 1934, as amended.

11. Indemnification. The Company will indemnify Heyward to the fullest extent permitted by law and will hold harmless from and against any claim, liability or expense (including reasonable attorneys' fees) made against or incurred by Heyward in connection with his relationship with the Company. This obligation will include, without limitation, prompt payment in advance of any and all costs of defending the same, including attorney fees.

12. No Impediment to Agreement. Except as otherwise disclosed herein, Heyward hereby represents to the Company that he is not, as of the date hereof, and will not be, during employment with the Company, employed under contract, oral or written, by any other person, firm or entity and is not and will not be bound by the provisions of any restrictive covenant or confidentiality agreement which would constitute an impediment to, or restriction upon, his ability to enter into this Agreement and to perform the duties of his employment.

13. Notices. Any notice under this Agreement must be in writing and will be deemed to have been given when personally delivered or mailed by first-class or express mail to the recipient at the following address (or such other address as shall be specified by prior written notice):



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         To the Company:                Donald P. Francis, M.D., D.Sc.
                                        President
                                        VaxGen, Inc.
                                        1000 Marina Blvd., Suite 200
                                        Brisbane, CA  94005

         Copy to:                       Ralph Pais, Esq.
                                        Fenwick & West LLP
                                        Two Palo Alto Square
                                        Palo Alto, CA 94306

         To  Heyward:                   William L. Heyward, M.D.
                                        2347 Ridge Road
                                        Darien, GA  31305


14. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the interpretation of this Agreement in any other jurisdiction.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the law of conflicts.

16. Successors and Assigns. The services and duties to be performed by Heyward hereunder are personal and may not be assigned. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Heyward, his heirs and representatives.

17. Complete Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements between the parties concerning the subject matter hereof.

18. Waiver. Failure by either party to insist upon strict adherence to any one or more of the provisions of this Agreement on one or more occasions shall not be construed as a waiver, nor shall it deprive that party of the right to require strict compliance thereafter.

19.  Survival.   The  obligations  set  forth  in  paragraph  10  shall  survive termination of this Agreement.

20. Amendments. No amendment hereto, or waivers or releases of obligations or liabilities hereunder, shall be effective unless agreed to in writing by the parties hereto.



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21.  Withholding.  The Company may deduct and  withhold  from the payments to be made to Heyward hereunder any amounts required to be deducted and withheld by the Company under the provisions of any statute, law, regulation or ordinance now or hereafter enacted.

22.  Pending  Agreement  from the  Centers  for  Disease  Control.  The  Company
understands   that  you  are  awaiting  a  formal  letter   outlining   detailed
restrictions regarding your future employment that could conceivably conflict with your prior employment with the Centers for Disease Control. When those restrictions are received and appended to this agreement, they will be honored in full by VaxGen or your Employment Agreement will be amended.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

For VaxGen, Inc.:


By:
           --------------------------------------------

Its:
           --------------------------------------------


Heyward:
           --------------------------------------------
           William L. Heyward, M.D.



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